SIMMONS’ LENDERS EXTEND FORBEARANCE PERIOD TO MARCH 31, 2009

Simmons Bedding Company (“Simmons Bedding”), a subsidiary of Simmons Company (“Simmons” or the “Company”) and a leading manufacturer of premium-branded bedding products,  announced yesterday that its senior lenders have agreed to extend its forbearance period  through the end of March, subject to the terms of the agreement.

The forbearance period extension is designed to provide Simmons with sufficient time to reduce the debt on its balance sheet through an organized financial restructuring.  In agreeing to extend the forbearance period, Simmons’ lenders have demonstrated their confidence in the Company’s ability to implement the financial restructuring in a way that maximizes value for all of its constituencies, including lenders, customers and suppliers.

Simmons President and Chief Operating Officer Steve Fendrich stresses that the Company’s restructuring will not affect retailers’ day to day business relationship with the Company. “We expect that the restructuring will  be  invisible to our retailers and suppliers and it will not have any impact on the way we bring products to market, service our retailers or manufacture goods.  It’s our intention that Simmons will be a stronger and more financially sound company as a result.”

Fendrich continued, “This past year has been difficult for the entire bedding industry. However, the steps that we’re taking now will allow Simmons to remain an industry leader. Our marketing and product development fundamentals are extremely sound; they’ve carried us through 11 consecutive quarters of growth that have outpaced the industry and helped Simmons to gain market share.”

Simmons will continue its tradition of innovation with the launch of several new products and retail marketing concepts at the Las Vegas Furniture Market in February.

For more information, please refer to the Company’s filings with the U.S. Securities and Exchange Commission describing in detail the terms of the forbearance extension.

About Simmons Company
Atlanta-based Simmons Company, through its indirect subsidiary Simmons Bedding Company, is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, Beautyrest Black®, Beautyrest Studio™, ComforPedic by Simmons™, Natural Care®, Beautyrest Beginnings™ and Deep Sleep®. Simmons Bedding Company operates 19 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties. Simmons is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit the Company's website at www.simmons.com.

This advisory includes forward-looking statements that reflect Simmons Company and its subsidiaries’ (collectively referred to as “Simmons”) current views about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this report speak only as of the date of this report. These forward-looking statements are expressed in good faith and Simmons believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons’s expectations.  These factors include, but are not limited to: (i) competitive pressures in the bedding industry; (ii) general economic and industry conditions; (iii) the success of Simmons’s new products and the future costs to roll out such products; (iv) legal and regulatory requirements; (v) interest rate and credit market risks; (vi)  compliance with covenants in, and any defaults under, Simmons’s debt agreements or instruments; (vii) Simmons’s ability to finalize an extension to its forbearance agreement with its senior lenders or a waiver or modification of its covenants on acceptable terms, on a timely basis or at all and Simmons’s ability to develop and implement an organized financial restructuring  on acceptable terms, on a timely basis or at all; (viii) increased cost of credit and associated fees resulting from the forbearance extension and any waiver or modification of  the senior credit facility by the lenders; (ix) lender calls requiring Simmons to immediately repay all amounts outstanding under the senior credit facility resulting from the noncompliance with the covenants which could in turn result in a default under Simmons’s subordinated notes and discount notes and Simmons Holdco’s term loan facility; (x) Simmons’s relationships with and viability of its major suppliers; (xi) fluctuations in Simmons’s costs of raw materials and energy prices; (xii) Simmons’s relationship with and viability of significant customers and licensees; (xiii) Simmons’s ability to increase prices on our products and the effect of these price increases on its unit sales; (xiv) an increase in Simmons’s return rates and warranty claims; (xv) Simmons’s labor relations; (xvi) encroachments on Simmons’s intellectual property; (xvii) Simmons’s product liability claims; (xviii) Simmons’s level of indebtedness; (xix) foreign currency exchange rate risks; (xx) Simmons’s future acquisitions; (xxi) Simmons’s ability to achieve the expected benefits from any personnel realignments; (xxii) higher bad debt expense as a result of increased customer bankruptcies due to instability in the economy and slowing consumer spending; (xxiii) financial results for the third quarter of 2008 could materially differ from the preliminary results; and (xxiv) other risks and factors identified from time to time in Simmons’s reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.